Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Immune Response Corporation
Carlsbad, California
     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-101086, File No. 333-64526, File No. 333-81945, File No. 333-106812, File No. 333-103957, File No. 333-116826, File No. 333-116828, File No. 333-126828, File No. 333-126829, File No. 333-130499, File No. 333-136127) and Forms S-3 (File No. 333-101856, File No. 333-46872, File No. 333-58096, File No. 333-92603, File No. 333-94257, File No. 333-83195, File No. 333-110092, File No. 333-115678, File No. 333-128155) of our report dated April 3, 2007 relating to the financial statements of The Immune Response Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Our report contains an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.
/s/ LEVITZACKS
Certified Public Accountants
San Diego, California
April 3, 2007